CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 1, 2026, relating to the financial statements and financial highlights of Angel Oak Total Return ETF, a series of Angel Oak Funds Trust, which are included in Form N-CSR for the period ended January 31, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Fund Service Providers” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
April 17, 2026